Exhibit 16.1

July 28, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549
USA

Commissioners:

We have read the statements made by ProMIS Neurosciences Inc. (copy attached), which we understand will be included under Item 4.01 of Form 8-K which will be filed with the Securities and Exchange Commission on July 29, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada